EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2009, with respect to the consolidated financial statements (which report expressed an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about Energy Focus, Inc.’s ability to continue as a going concern) and schedule in the Annual Report of Energy Focus, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements on Form S-8 (File No. 333-138963, effective November 27, 2006; File No. 333-122686, effective February 10, 2005; File No. 333-68844, effective August 31, 2001; File No. 333-52042, effective December 18, 2000; File No. 333-61855, effective August 19, 1998; File No. 333-28423, effective June 4, 1997; and File No. 333-85664, effective October 27, 1994) and on Form S-3 (File No. 333-108083 effective, September 28, 2007 and File No. 333-150176 effective, May 29, 2008).

/s/ Grant Thornton LLP

Cleveland, Ohio
March 30, 2009